Exhibit 5.3

CONSENT OF GLOBAL RESOURCE ENGINEERING, LTD.

The undersigned hereby consents to the use of the undersigned’s name and information derived from the Technical Report titled “Eskay Creek Project, British Columbia, NI 43-101 Technical Report on Updated Feasibility Study” with an effective date of November 14, 2023, which is included in, or incorporated by reference into, this Registration Statement on Form F-10, being filed with the United States Securities and Exchange Commission and any amendments and exhibits thereto, of Skeena Resources Limited.

/s/ Terre Lane
Name: Terre Lane, MMSA QP
Title: Principal Mining Engineer
Global Resource Engineering, Ltd..

Date: March 19, 2025